Exhibit 99.1: Peoples Financial Corporation Press Release Dated April 10, 2020

FOR IMMEDIATE RELEASE

For more information, contact:

Paul D. Guichet, Vice President

228-435-8761

pguichet@thepeoples.com

PEOPLES FINANCIAL CORPORATION ANNOUNCES ADDITIONAL FEATURE

TO ANNUAL SHAREHOLDERS’ MEETING

BILOXI, MS (April 10, 2020)—The annual shareholders’ meeting of Peoples Financial Corporation (OTCQX Best Market: PFBX) is scheduled for April 22, 2020, at 6:30 p.m. (local time) in The Swetman Building at The Peoples Bank, Suite 204, 727 Howard Avenue, Biloxi, Mississippi, 39530.

Due to the impact of COVID-19, Mississippi Governor Tate Reeves issued Executive Order 1466 which addresses requirements to Shelter in Place and identifies Prohibited Activities, including non-essential gatherings of more than 10 people in a single place. To assist shareholders’ compliance with the order, the meeting will be publicly communicated through a conference call line and shareholders will be given the opportunity to listen remotely to the meeting by calling into the meeting on Conference #1-228-273-4516 using Conference ID 381 441 096 and then pressing #.

Because of requirements for the notice and conduct of a shareholder meeting under state law, any shareholders who elect to listen remotely to the meeting may not be considered as attending the meeting for the purpose of determining a quorum for the meeting or for the purpose of registering a vote at the meeting. Therefore, should any shareholders elect to listen remotely instead of attending in person, they are strongly encouraged to return a completed proxy in the form distributed along with the notice of meeting delivered to them previously. Additionally, on the date of the meeting, President and CEO Chevis C. Swetman’s address will be distributed directly to shareholders by mail and posted for public consumption on www.thepeoples.com.

Founded in 1896, with $595 million in assets as of December 31, 2019, The Peoples Bank operates 18 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to a comprehensive range of retail and commercial banking services, the bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.

The Peoples Bank is a wholly owned subsidiary of Peoples Financial Corporation, listed on the OTCQX Best Market under the symbol PFBX. Additional information is available on the Internet at www.thepeoples.com.

This news release contains forward-looking statements and reflects industry conditions, company performance and financial results. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ from the anticipated results and expectation expressed in such forward-looking statements.